UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2017

Gartner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14443	04-3099750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of principal executive offices, including zip code)

(203) 316-1111
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 5, 2017, Gartner, Inc., a Delaware corporation (“Gartner”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Gartner, Cobra Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Gartner (the “Sub”), and CEB Inc., a Delaware corporation (“CEB”). Pursuant to the Merger Agreement, the Sub will be merged with and into CEB, with CEB surviving as a wholly-owned subsidiary of Gartner (the “Merger”). Pursuant to the Merger, each share of common stock of CEB, par value $0.01 per share, will be converted into the right to receive (i) $54.00 in cash and (ii) 0.2284 shares of Gartner common stock, par value $0.0005 per share. It is expected that the Merger will be completed during the first half of 2017. Gartner intends to fund the Merger (including transaction costs and expenses) using a combination of cash on hand and the proceeds from a fully committed debt financing as described below.

The Merger Agreement contains customary representations, warranties and covenants by Gartner, the Sub and CEB, including covenants for each of the parties to use reasonable best efforts to cause the Merger to be completed and covenants regarding the operation of the business of Gartner and CEB between the date of the Merger Agreement and the closing of the Merger.

Completion of the Merger is subject to the satisfaction or waiver of customary conditions, including (i) approval of the Merger Agreement by the stockholders of CEB, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended), (iii) the absence of a material adverse effect with respect to CEB and Gartner and (iv) the absence of certain legal impediments.

The Merger Agreement contains a “go shop” provision that, in general, allows CEB to (i) initiate, solicit, encourage, induce or facilitate discussions or negotiations with respect to acquisition proposals and (ii) enter into, participate in, maintain or continue discussions or negotiations with respect to acquisition proposals for a 35 day period ending on February 9, 2017.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which Gartner intends to file promptly as an exhibit to a subsequent Current Report on Form 8-K. The Merger Agreement contains representations and warranties that the parties thereto made to each other solely for purposes of the Merger Agreement as of specified dates, are solely for the benefit of the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties thereto in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may be subject to certain disclosures between the parties and may be subject to a contractual standard of materiality different from those generally applicable to stockholders of Gartner or CEB. The representations and warranties were made for the purpose of allocating risk among the parties to the Merger Agreement and should not be relied upon as a disclosure of factual information.

In connection with the Merger, Gartner entered into a financing commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A., and Goldman Sachs Bank USA for a seven-year senior secured term loan B facility of up to $1.375 billion (the “Term Loan B Facility”), a 364-day senior unsecured bridge facility of up to $300 million (the “364-day Bridge Facility”) and a senior unsecured high yield bridge facility of up to $600 million (the “HY Bridge Facility” and together with the Term Loan B Facility and the 364-day Bridge Facility, the “Facilities”) for the purposes of financing a portion of the cash consideration payable under the terms of the Merger Agreement and to repay or redeem certain of CEB’s and its subsidiaries’ indebtedness. It is expected that on or prior to the closing of the Merger, senior unsecured notes will be issued and sold pursuant to an offering pursuant to Rule 144A or a private placement in lieu of a portion of, or all of the drawings under, the HY Bridge Facility.

The Term Loan B Facility and 364-day Bridge Facility will be subject to representations, warranties and covenants that, subject to certain agreed modifications, will be substantially similar to those in Gartner’s existing revolving credit agreement, which was previously filed as Exhibit 10.1 to Gartner’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on June 17, 2016 (the “Existing Credit Agreement”).

The Commitment Letter also contemplates certain amendments to Gartner’s Existing Credit Agreement in connection with the Merger to permit the Merger, the incurrence of indebtedness contemplated by the

Commitment Letter, and to the extent the proposed amendments to the Existing Credit Agreement are not obtained, a senior secured backstop revolving credit facility and a senior secured backstop term loan B facility (the “Backstop Facility”) to be provided for purposes of refinancing the Existing Credit Agreement.

The funding of the Facilities and, in the event the proposed amendments to the Existing Credit Agreement are not obtained, the effectiveness of the Backstop Facility is subject to Gartner’s compliance with customary terms and conditions precedent as set forth in the Commitment Letter, including, among others, (i) the execution and delivery by Gartner of definitive documentation consistent with the Commitment Letter and (ii) that the Merger shall have been, or substantially simultaneously with the funding under the Facilities and, in the event the proposed amendments to the Existing Credit Agreement are not obtained, the effectiveness of the Backstop Facility shall be, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments or waivers materially adverse to the parties to the Commitment Letter.

The aggregate proceeds of the debt financing, together with the available cash of Gartner, will be sufficient for Gartner to pay the aggregate cash consideration, refinance certain indebtedness of CEB and its subsidiaries, and pay all related fees and expenses payable in connection with the Merger.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by reference to the Commitment Letter, which Gartner intends to file promptly as an exhibit to a subsequent Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Commitment Letter is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 5, 2017, Gartner issued a press release announcing that it had entered into the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 5, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Gartner’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Gartner’s expectations, strategy, plans or intentions. Gartner’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to:

•	failure of CEB stockholders to adopt the Merger Agreement or that the companies will otherwise be unable to consummate the Merger on the terms set forth in the Merger Agreement;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized or realized to the extent anticipated;

•	uncertainty as to the market value of the Gartner merger consideration to be paid in the Merger;

•	the risk that required governmental approvals of the Merger will not be obtained;

•	the risk that, following this transaction, Gartner will not realize its financing or operating strategies;

•	litigation in respect of either company or the Merger; and

•	disruption from the Merger making it more difficult to maintain certain strategic relationships.

The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties, including those more fully described in Gartner’s filings with the SEC, including Gartner’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016 and those discussed in “Risk Factors” in the Registration Statement on Form S-4 to be filed by Gartner with the SEC at a future date and in the documents which are incorporated by reference therein. The forward-looking statements in this Current Report are based on information available to Gartner as of the date hereof, and Gartner disclaims any obligation to update any forward-looking statements, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Gartner and CEB. In connection with the proposed transaction, Gartner will file with the SEC a Registration Statement on Form S-4 that includes the preliminary proxy statement of CEB and that will also constitute a prospectus of Gartner. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Gartner may not issue the common stock referenced in the proxy statement/prospectus until the Registration Statement on Form S-4 filed with the SEC becomes effective. The preliminary proxy statement/prospectus, this Current Report on Form 8-K and any related communication are not offers to sell Gartner securities, are not soliciting an offer to buy Gartner securities in any state where the offer and sale is not permitted and are not a solicitation of any vote or approval. The definitive proxy statement/prospectus will be mailed to stockholders of CEB.

GARTNER AND CEB URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Gartner (when they become available) may be obtained free of charge on Gartner’s website at www.gartner.com or by directing a written request to Gartner, Inc., Investor Relations, 56 Top Gallant Road Stamford, CT 06902-7747. Copies of documents filed with the SEC by CEB (when they become available) may be obtained free of charge on CEB’s website at www.cebglobal.com or by directing a written request to CEB, Inc. care of Investor Relations, 1919 North Lynn Street, Arlington, VA 22209.

Participants in the Merger Solicitation

Each of Gartner, CEB and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding these persons who may, under the rules of the Securities and Exchange Commission, be considered participants in the solicitation of CEB stockholders in connection with the proposed transaction is set forth in the proxy statement/prospectus described above filed with the Securities and Exchange Commission. Additional information regarding Gartner’s executive officers and directors is included in Gartner’s definitive proxy statement, which was filed with the SEC on April 11, 2016. Additional information regarding CEB’s executive officers and directors is included in CEB’s definitive proxy statement, which was filed with the

SEC on April 29, 2016. You can obtain free copies of these documents using the information in the paragraph immediately above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: January 5, 2017	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 5, 2017.